UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2021

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

DE	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite&1400

Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 742-5531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	HP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 27, 2021, Helmerich & Payne, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the issuance and sale by the Company of $550,000,000 aggregate principal amount of its 2.900% senior notes due 2031 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The offering of the Notes is expected to close on September 29, 2021, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements of the Company. Under the terms of the Purchase Agreement, the Company has agreed, among other things, to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any similar debt securities for a period of 60 days after the closing date without the prior written consent of the representative of the Initial Purchasers.

The Company intends to use the net proceeds from the offering of the Notes, plus cash on hand, to redeem and retire all of the Company’s outstanding 4.65% Senior Notes due 2025 (the “2025 Notes”). As of the date of this Current Report on Form 8-K, $487.1 million aggregate principal amount of the 2025 Notes are outstanding. The offering of the Notes is not conditioned on the redemption of the 2025 Notes.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On September 27, 2021, the Company issued a press release announcing the upsize and the pricing of the offering of the Notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes have not been registered under the Securities Act or any state or foreign securities laws and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and any applicable state or foreign securities laws.

This Current Report on Form 8-K does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of the Notes is being made solely pursuant to a private offering circular and only to such persons and in such jurisdictions as are permitted under applicable law.

This information is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Securities Act and the Exchange Act, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this Current Report on Form 8-K, including, without limitation, statements regarding the closing of the offering of the Notes, the intended use of proceeds or other aspects of the offering and the Notes, and the redemption of the 2025 Notes, are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the Securities and Exchange Commission, including but not limited to its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated September 27, 2021, between Helmerich & Payne, Inc. and Goldman Sachs & Co. LLC, as representative of the several initial purchasers named therein.

99.1	Press Release dated September 27, 2021, issued by the Company.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

By:	/s/ William H. Gault
Name:	William H. Gault
Title:	Corporate Secretary

Date: September 28, 2021